Exhibit 99.1

Stagwell (STGW) Advances Executive Team with Four Key Appointments

NEW YORK, July 8, 2025 – Stagwell (NASDAQ: STGW), the challenger network built to transform marketing, today announced the appointments of Ryan Greene as Chief Financial Officer, Frank Lanuto as EVP, Finance, Jason Reid as Chief Strategy Officer and Niels Laurberg as Chief Investment Officer.

"These moves strategically advance our executive team and are aimed at building the most effective, efficient and forward-looking leadership group to tackle the industry’s behemoths head on,” said Mark Penn, Chairman and CEO of Stagwell. “Ryan, Frank, Jason and Niels have each demonstrated strong leadership and contributed to efficiency gains over years of service to Stagwell, and we believe this change will help us achieve our 5x5 plan: $5 billion in revenue in the next 5 years.”

“As COO, Ryan has spearheaded Stagwell’s achievement of $65 million in cost synergies since 2021, while leading our operations, IT and real estate consolidation. He will now bring that drive to the entire finance organization and lead the effort to attain $80 to 100 million in AI-led efficiencies announced at our April Investor Day,” Penn added. Before the 2021 merger, Greene served as CFO of Stagwell Media and The Stagwell Group.

As EVP, Finance, Lanuto will continue to play a key role in managing the tax, finance and public accounting of the company.

Reid has spearheaded the merger and acquisitions area of the company and previously served in that role for The Stagwell Group. Over the last decade he has run over 50 deals and now moves to a role to define the strategic direction of the company in an industry making critical transitions to the next leap of technology.

Laurberg has worked closely with Reid for the last 7 years, rising up to number two in the department, and will now move up to head all mergers and acquisitions for the company.

“Jason will focus on new growth strategies for our lines of business and evaluate new frontiers to differentiate our client offerings worldwide. And Niels, who has been part of our M&A team since 2018, will now lead this critical part of our company’s global expansion,” continued Penn.

Greene, Lanuto, Reid and Laurberg will each report to Penn in their new roles and be part of the Senior Leadership Committee. Prior to these appointments, Greene served as Chief Operating Officer, Lanuto as Chief Financial Officer, Reid as Chief Investment Officer, and Laurberg as Vice President, Investments.

“It’s been extremely rewarding to serve as CFO alongside Stagwell’s incredible leadership team, and as I move into the role of EVP, Finance, I look forward to continuing to support and work with the whole Stagwell team in its next chapter of growth,” Lanuto said.

About Stagwell

Stagwell is the challenger holding company built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 45+ countries are unified under a single purpose: to drive effectiveness and improve business results for our clients. Join us at www.stagwellglobal.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can generally be identified by words such as “ability,” “aim,” “anticipate,” “assume,” “believe,” “build,” “continue,” “drive,” “estimate,” “expect,” “focus,” “forward,” “future,” “look,” “may,” “opportunity,” “plan,” “positioned,” “potential,” “predict,” “target,” “will” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections. Forward-looking statements in this document include, but are not limited to, statements about the effects of senior leadership changes and the effectiveness and efficiency of the Company’s leadership team, the Company’s beliefs and expectations, the Company’s future financial performance (including its ability to achieve its long-term financial targets), anticipated AI-led efficiencies, the Company’s strategies, including with respect to artificial intelligence and M&A activity, technological leadership and differentiation, potential and completed acquisitions, anticipated and actual cost saving opportunities, and long-term growth and value-led innovation.

These forward-looking statements are subject to change based on a number of factors and are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These assumptions are based on current plans, estimates and projections, and are subject to change based on a number of factors.

These forward-looking statements are also subject to various risks and uncertainties, many of which are outside the Company’s control, including but not limited to risks related to the Company’s ability to execute on its strategy and the other risks and uncertainties discussed in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in particular under the captions “Forward-Looking Statements” and “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission, accessible on the SEC’s website at www.sec.gov. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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